Exhibit 99.1

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investors@lazydays.com

Lazydays Holdings, Inc. Provides Preliminary Third Quarter Results

Tampa, FL (October 12, 2020) – Lazydays Holdings, Inc. (“Lazydays” or the “Company”) (NasdaqCM: LAZY) provided preliminary results for the quarter ending September 30, 2020. It is important to note that these results are preliminary, have not been subjected to a quarterly review and should be read in conjunction with the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2020, which the Company filed on July 31, 2020, and its quarterly report on Form 10-Q for the quarter ending September 30, 2020, which the Company expects to file in early November 2020. Preliminary Revenue for the quarter ending September 30,2020 is $216 million and preliminary net income is $11 million. Preliminary key metrics for the quarter are provided below, along with a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to net income.

“Our third quarter adjusted EBITDA of $19 million shatters our previous quarterly record of $14.9 million that was set last quarter.” stated William P. Murnane, Chairman and CEO of Lazydays.

“Year-to-date we believe we have outpaced industry market growth and are gaining significant market share. Through the first nine months of 2020, the Company has experienced total unit sales growth of 34%, new unit sales growth of 29% and used unit sales growth of 40%. Nationally, Stat Survey year-to-date new RV unit sales growth is 6% through August 2020. Stat Survey is recognized as a bellwether for RV retail consumer demand.”

Quarter ending September 30, 2020 Preliminary Results

●	Adjusted EBITDA increased 261% to $19 million versus $5.3 million in the third quarter of 2019
●	RV unit sales increased 36% to 2,632 units versus 1,935 units in the third quarter of 2019
●	Total Revenue increased 36% to $216 million compared to $158 million in the third quarter of 2019
●	The Company ended the quarter with a cash balance of $82 million
●	Demand continues to be strong in October
●	Current OEM shipments are approximately equal to customer demand and inventory levels remain flat

“Our growth pipeline continues to be robust. We are evaluating multiple new growth opportunities including both acquisitions and greenfield buildouts” continued Murnane. “In addition, our Phoenix, Elkhart and Nashville dealerships along with our intention to acquire Camp-Land RV should provide strong new growth in 2021.”

ABOUT LAZYDAYS RV

Lazydays, The RV Authority®, is an iconic brand in the RV industry. Home of the world’s largest recreational dealership, based on 126 acres outside of Tampa, Florida, Lazydays has nine dealership locations in Arizona, Colorado, Florida, Indiana, Minnesota, and Tennessee. Lazydays also has a dedicated Service Center location in Texas. Offering the nation’s largest selection of leading RV brands, Lazydays features over 3,000 new and pre-owned RVs, more than 400 service bays and two on-site campgrounds with over 700 RV campsites. In addition, Lazydays RV Accessories & More™ stores offer thousands of accessories and hard-to-find parts at dealership locations.

Since 1976, Lazydays has built a reputation for providing an outstanding customer experience with exceptional service and product expertise, along with being a preferred place to rest and recharge with other RVers. Lazydays believes that it consistently provides the best RV purchase, service, and ownership experience, which is why RVers and their families keep returning to Lazydays year after year, calling it their “home away from home.”

Lazydays Holdings, Inc. is a publicly listed company on the Nasdaq stock exchange under the ticker “LAZY.” Additional information can be found here.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements describe Lazydays future plans, projections, strategies and expectations, including statements on expected customer demand, RV unit sales, total revenue, net income, inventory, OEM shipments and adjusted EBITDA, and statements regarding Lazydays’ expectations regarding the impact of its recently acquired dealerships in Phoenix and Elkhart, and its greenfield start-up near Nashville, Tennessee, are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of Lazydays. Actual results could differ materially from those projected due to various factors, including economic conditions generally, conditions in the credit markets and changes in interest rates, conditions in the capital markets, the global, national and local impact of the pandemic outbreak of coronavirus (COVID-19) and other factors described from time to time in Lazydays’ SEC reports and filings, which are available at www.sec.gov. Forward-looking statements contained in this news release speak only as of the date of this news release, and Lazydays undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances, unless otherwise required by law.

Disclaimer

Information in this news release is not an offer to sell securities or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

The preliminary results in this press release should not be read as an indication of the Company’s future financial position or results of operations. The extent and duration of the COVID-19 pandemic, and its short- and long-term effects on the Company’s business, financial position and results of operations is impossible to predict.

Non-GAAP Financial Measure

Adjusted EBITDA. Adjusted EBITDA is a not a U.S. Generally Accepted Accounting Principle (“GAAP”) financial measure, but it is one of the primary non-GAAP measures management uses to evaluate the financial performance of the business. Adjusted EBITDA is also frequently used by analysts, investors, and other interested parties to evaluate companies in the recreational vehicle industry. The Company uses Adjusted EBITDA to supplement GAAP measures of performance as follows:

●

as a measurement of operating performance to assist in comparing the operating performance of the Company’s business on a consistent basis, and remove the impact of items not directly resulting from the Company’s core operations;

●	for planning purposes, including the preparation of the Company’s internal annual operating budget and financial projections;

●	to evaluate the performance and effectiveness of the Company’s operational strategies; and

●	to evaluate the Company’s capacity to fund capital expenditures and expand the business.

The Company defines Adjusted EBITDA as net income excluding depreciation and amortization of property and equipment, non-floor plan interest expense, amortization of intangible assets, income tax expense, stock-based compensation, transaction costs and other supplemental adjustments which for the periods presented includes LIFO adjustments, severance costs and other one-time charges, and loss on sale of property and equipment. The Company believes Adjusted EBITDA, when considered along with other performance measures, is a useful measure as it reflects certain operating drivers of the business, such as sales growth, operating costs, selling and administrative expense and other operating income and expense. The Company believes Adjusted EBITDA can provide a more complete understanding of the underlying operating results and trends and an enhanced overall understanding of financial performance and prospects for the future. While Adjusted EBITDA is not a recognized measure under GAAP, management uses this financial measure to evaluate and forecast business performance. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations, or a measure comparable to net (loss) income as it does not take into account certain requirements such as non-recurring gains and losses which are not deemed to be a normal part of the underlying business activities.

The Company’s use of Adjusted EBITDA may not be comparable to other companies within the industry. The Company compensates for these limitations by using Adjusted EBITDA as only one of several measures for evaluating business performance. In addition, capital expenditures, which impact depreciation and amortization, interest expense, and income tax expense, are reviewed separately by management. The Company’s measure of Adjusted EBITDA is not necessarily comparable to similarly titled captions of other companies due to different methods of calculation.

A reconciliation of preliminary net income to preliminary EBITDA and preliminary Adjusted EBITDA for the periods presented follows:

	Three Months Ended September 30,
	2020	2019

EBITDA
Net income	$11,213	$(2,486)
Interest expense, net*	1,749	2,321
Depreciation and amortization of property and equipment	1,712	1,716
Amortization of intangible assets	1,048	1,016
Income tax expense	4,570	941
Subtotal EBITDA	20,292	3,508
Floor plan interest	(293)	(874)
LIFO adjustment	(1,432)	910
Transaction costs	233	193
Loss on sale of property and equipment	-	(13)
Severance costs/Other	-	262
Stock-based compensation	219	1,286
Adjusted EBITDA	$19,019	$5,272

* Interest expense includes $1,223 relating to finance lease payments. Operating lease payments are included as rent expense and included in net income.

	Three Months Ended September 30,
	2020	2019

EBITDA margin
Net income margin	5.2%	-1.6%
Interest expense, net	0.8%	1.5%
Depreciation and amortization of property and equipment	0.8%	1.1%
Amortization of intangible assets	0.5%	0.6%
Income tax expense	2.1%	0.6%
Subtotal EBITDA margin	9.4%	2.2%
Floor plan interest	-0.1%	-0.6%
LIFO adjustment	-0.7%	0.6%
Transaction costs	0.1%	0.1%
Loss on sale of property and equipment	0.0%	0.0%
Severance costs/Other	0.0%	0.2%
Stock-based compensation	0.1%	0.8%
Adjusted EBITDA	8.7%	3.3%